Exhibit 99.1

NEWS RELEASE
Kaman Corporation
Bloomfield, CT USA
P 860.243.7100
www.kaman.com

KAMAN CORPORATION ANNOUNCES CONSENT SOLICITATION
WITH RESPECT TO ITS CONVERTIBLE SENIOR NOTES DUE 2024

BLOOMFIELD, Conn. (July 8, 2019) - Kaman Corporation (NYSE: KAMN) today announced that it has commenced a consent solicitation with respect to certain proposed amendments to the indenture governing its 3.25% Convertible Senior Notes due 2024 (the “Notes”), upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated July 8, 2019.
Subject to the terms and conditions set forth in the Consent Solicitation Statement, including that all conditions precedent to the closing of the Disposition (defined below) have been satisfied or waived at or prior to June 25, 2020 (the “Consent Conditions Outside Date”), holders of Notes as of 5:00 p.m., New York City time, on July 5, 2019 whose consents are received (and not validly revoked) at or prior to 5:00 p.m., New York City time, on July 15, 2019 (unless extended or earlier terminated, the “Expiration Time”) will be eligible to receive the applicable consent fee (each, a “Consent Fee”) with respect to such Notes set forth in the table below, promptly after all conditions to the consent solicitation shall have been satisfied or waived, and in no event later than the closing date of the Disposition (as defined below).

Notes	CUSIP	Consent Fee per $1,000 Principal Amount	Outstanding Principal Amount
3.25% Convertible Senior Notes due 2024	483548 AF0	$2.50	$200,000,000

The proposed amendments relate to the previously announced Share Purchase Agreement, among Kaman Corporation, LJ KIT Blocker, Inc., LJ KAI Blocker, Inc. and LJ KFP Blocker, Inc. (collectively, the “Purchasers”), dated as of June 25, 2019 (the “Sale Agreement”). Pursuant to the Sale Agreement, through a series of transactions, Purchasers will acquire from Kaman all of the issued and outstanding shares of Kaman Industrial Technologies Corporation (the “Disposition”). No changes will occur with respect to the terms of the Notes, other than as specifically provided for in the Consent Solicitation Statement. Kaman is soliciting consents to amend the indenture governing the Notes to expressly provide that the transactions contemplated by the Sale Agreement do not violate the indenture.
Adoption of the proposed amendments with respect to the Notes is conditioned upon receipt of valid consents in respect of at least a majority of the aggregate principal amount of all outstanding Notes (the “Requisite Consents”) at or prior to the Expiration Time.

The supplemental indenture to the indenture implementing the proposed amendments with respect to the Notes will be executed promptly upon receipt of the Requisite Consents at which time such supplemental indenture will become effective, but the proposed amendments will become operative only upon the payment of the Consent Fee. If the Consent Fee is not paid pursuant to the consent solicitation, the proposed amendments will not become operative and be deemed to be revoked retroactively to the date of the supplemental indenture. Upon the proposed amendments becoming effective and operative, all the holders of the Notes and their respective transferees will be bound by the terms thereof, even if they did not deliver consents to the proposed amendments. Neither the effectiveness of the supplemental indenture nor the operativeness of the proposed amendments is a condition to the completion of the Disposition.
The consent solicitation is being made solely on the terms and subject to the conditions set forth in the Consent Solicitation Statement, including that all conditions precedent to the closing of the Disposition have been satisfied or waived at or prior to the Consent Conditions Outside Date. Kaman Corporation may terminate, extend or amend the consent solicitation with respect to the Notes as described in the Consent Solicitation Statement.
Kaman Corporation has retained J.P. Morgan Securities LLC to act as solicitation agent in connection with the consent solicitation. Questions may be directed to J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-3260 (collect). Kaman Corporation has retained D.F. King & Co., Inc. to act as the information, tabulation and paying agent for the consent solicitation. Questions and requests for additional documents may be directed to D.F. King & Co., Inc. at (800) 676-7437 (toll free) or (212) 269-5550 (bankers and brokers).
Beneficial owners of an interest in the Notes whose Notes are held through a broker, dealer, commercial bank, trust company or other nominee should note that their nominee may establish a deadline earlier than the Expiration Time by which instructions must be received by them in relation to the consent solicitation and, accordingly, such beneficial owners are urged to contact their nominees as soon as possible to learn of any deadlines established by their nominees in relation to the consent solicitation.
None of Kaman Corporation, J.P. Morgan Securities LLC or D.F. King & Co. makes any recommendations as to whether or not holders should consent to the proposed amendments pursuant to the consent solicitation. Each holder must make its own decision as to whether to consent to the proposed amendments.
This announcement is neither an offer to purchase nor a solicitation of an offer to sell the Notes and is not a solicitation of consents to the proposed amendments to the indenture. The consent solicitation is being made solely on the terms and subject to the conditions set forth in the Consent Solicitation Statement. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.
About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets. The company produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters. The company is a leading distributor of industrial parts, and operates approximately 220 service facilities, including distribution centers, assembly, fabrication and repair facilities across the U.S. and Puerto Rico. Kaman offers more than six million items including electro-mechanical products, bearings, power transmission, motion control and electrical and fluid power components, automation and MRO supplies to customers in virtually every industry. Additionally, Kaman provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management. More information is available at www.kaman.com.
FORWARD-LOOKING STATEMENTS
This communication contains “forward-looking statements.” Such statements include, but are not limited to, statements about future financial and operating results, Kaman Corporation’s (“Kaman”) plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Kaman’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond Kaman’s control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.
In addition to factors previously disclosed in Kaman’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (i) ability to meet the closing conditions to the Disposition; (ii) delay in closing the Disposition; (iii) failure to realize the expected benefits from the proposed Disposition; (iv) risks related to disruption of management time from ongoing business operations due to the proposed Disposition; (v) changes in domestic and foreign economic and competitive conditions in markets served by Kaman, particularly the defense, commercial aviation and industrial production markets; (vi) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (vii) changes in geopolitical conditions in countries where Kaman does or intends to do business; (viii) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (ix) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the U.S. Government; (x) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (xi) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (xii) the successful resolution of government inquiries or investigations relating to our businesses and programs; (xiii) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (xiv) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xv) the receipt and successful execution of production orders under the Kaman’s existing U.S. government joint programmable fuze contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xvi) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investments in the K-MAX® production line; (xvii) the accuracy of current cost estimates associated with environmental remediation activities; (xviii) the profitable integration of acquired businesses into Kaman’s operations; (xix) the ability to implement our enterprise resource planning systems in a cost-effective and efficient manner, limiting disruption to our business, and allowing us to capture their planned benefits while maintaining an adequate internal control environment; (xx) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions; (xxi) changes in supplier sales or vendor incentive policies; (xxii) the ability of our suppliers to satisfy their performance obligations; (xxiii) the effects of price increases or decreases; (xxiv) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the U.S. Government's share of any pension curtailment adjustment calculated in accordance with U.S. Government Cost Accounting Standard 413; (xxv) future levels of indebtedness and capital expenditures; (xxvi) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxvii) the effects of currency exchange rates and foreign competition on future operations; (xxviii) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxix) the effects, if any, of the United Kingdom’s exit from the European Union; (xxx) future repurchases and/or issuances of common stock; (xxxi) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxxii) the ability to recruit and retain skilled employees; and (xxix) other risks and uncertainties set forth in the documents incorporated by reference herein. The information set forth herein speaks only as of the date hereof, and Kaman disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.
Contact:
James Coogan
Vice President, Investor Relations
Phone:    860-243-6342
Email: james.coogan@kaman.com